UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 24, 2016

PETRONE WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30380	87-0652348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2685 Hackney Road Weston, Florida		33331
(Address of Principal Executive Offices)		(Zip Code)

(Registrant's telephone number, including area code: (855) 297-3876

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2016, Petrone Worldwide, Inc. (the "Company") filed a certificate of designation (the “Certificate”) with the Nevada Secretary of State that has the effect of designating 1,000,000 shares of preferred stock as Series A preferred stock.

Except as otherwise provided in the Certificate, holders of the Series A preferred stock have the same rights and privileges as the holders of the Company’s common stock.

On all matters to come before the Company’s stockholders, holders of Series A preferred stock have that number of votes per share (rounded to the nearest whole share) equal to the product of: (a) the number of shares of Series A preferred stock held on the record date for the determination of the holders of the shares entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of stockholders is first solicited, and (b) 50. Except as otherwise provided in the Certificate, holders of Series A preferred shares vote together with the holders of the outstanding shares of all other capital stock of the Company.

The Certificate was approved by the Company’s board of directors on February 19, 2016.

The foregoing description of the Certificate is qualified in its entirety by reference to the Certificate, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of designation of Petrone Worldwide, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRONE WORLDWIDE INC.

Date: February 24, 2016	/s/ Victor Petrone
Name: Victor Petrone
Title: President/Chief Executive Officer

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